Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3ASR No. 333-221878) of American Homes 4 Rent and American Homes 4 Rent, L.P.;

(2)	Registration Statement (Form S-3ASR No. 333-219720) of American Homes 4 Rent;

(3)	Registration Statement (Form S-8 No. 333-190349) pertaining to the American Homes 4 Rent 2012 Equity Incentive Plan; and

(4)	Registration Statement (Form S-3ASR No. 333-210103) pertaining to the sale of Class A common shares by selling shareholders;

of our reports dated February 23, 2018, with respect to the consolidated financial statements and schedule of American Homes 4 Rent and American Homes 4 Rent, L.P. and Subsidiaries and the effectiveness of internal control over financial reporting of American Homes 4 Rent included in this Annual Report (Form 10-K) of American Homes 4 Rent and American Homes 4 Rent, L.P. and Subsidiaries for the year ended December 31, 2017.

/s/ Ernst and Young, LLP

Los Angeles, California

February 23, 2018

Consent of Independent Registered Public Accounting Firm
American Homes 4 Rent
American Homes 4 Rent, L.P.
Agoura Hills, CA

We hereby consent to the incorporation by reference in the Registration Statement No. 333-219720 on Form S-3ASR, Registration Statement No. 333-221878 on Form S-3ASR, Registration Statement No. 333-210103 on Form S-3ASR, and Registration Statement No. 333-190349 on Form S-8 of American Homes 4 Rent (the “Company”) of our report dated February 26, 2016, relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

We also consent to the incorporation by reference in the Registration Statement No. 333-221878 on Form S-3ASR of American Homes 4 Rent, L.P. (the “Operating Partnership”) of our report dated September 18, 2017, relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Los Angeles, CA

February 23, 2018